Exhibit 10.2

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 10, 2019 by and among Corcentric Acquisition, LLC, a Delaware limited liability company (“Buyer”) and the undersigned Shareholder (“Shareholder”) of Determine, Inc., a Delaware corporation (“Seller”). Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement (defined below).

W I T N E S S E T H

WHEREAS, as an inducement for Buyer to enter into that certain Asset Purchase Agreement of even date herewith by and among Corcentric, Inc., a Delaware corporation (“Parent”), Buyer and Seller (as it may be amended from time to time by the parties thereto, the “Purchase Agreement”), which provides for the transfer to Buyer or its designee all the Transferred Assets in exchange for the consideration set forth in the Purchase Agreement in accordance with its terms (the “Purchase”), Buyer has requested that Shareholder execute and deliver this Agreement.

WHEREAS, as of the date hereof, Shareholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Seller’s Capital Stock and other securities convertible into, or exercisable or exchangeable for, shares of Seller’s Capital Stock, all as set forth on the signature page of this Agreement (collectively, the “Shares”).

WHEREAS, as a condition and inducement for Buyer to enter into the Purchase Agreement, Shareholder and Buyer are entering into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.         Agreement to Vote Shares.

(a)     Until the Expiration Date, at the Seller Stockholders’ Meeting and at every other shareholder meeting of Seller called to consider the adoption of the Purchase Agreement, and at every postponement or adjournment thereof, and on every action or approval by written consent of Seller’s Shareholders with respect to any of the following, Shareholder shall vote all outstanding Shares and any outstanding New Shares:

(i)     in favor of the adoption of the Purchase Agreement and approval of the Purchase and any action reasonably required in furtherance of the foregoing, including any proposal to adjourn or postpone any meeting of the shareholders of Seller at which the adoption of the Purchase Agreement and approval of the Purchase is submitted for the consideration and vote of the shareholders of Seller to a later date if there are not proxies representing a sufficient number of shares of Seller Capital Stock to approve such matters on the date on which the meeting is held;

(ii)     against any action or agreement that would reasonably be expected to result in (i) a breach of any covenant, representation or warranty or any other obligation or agreement of Seller contained in the Purchase Agreement such that a condition to Closing would not be satisfied, or of any Shareholder contained in this Agreement, or (ii) any of the conditions set forth in Section 2.6 of the Purchase Agreement not being satisfied on or before the date set forth in Section 7.1(b) of the Purchase Agreement;

(iii)     against any Alternative Transaction Proposal made by any Person (other than Buyer) and any Acquisition Transaction proposed by any Person (other than Buyer); and

(iv)     against any other action, agreement or transaction involving Seller or any of the Seller’s Subsidiaries that is intended, or would reasonably be expected, to impede, materially interfere with, materially delay, materially postpone, materially and adversely affect or prevent the consummation of the Purchase or the other material transactions contemplated by the Purchase Agreement or this Agreement or the performance by Seller of its obligations under the Purchase Agreement or by any Shareholder of its obligations under this Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Seller or any of the Seller’s Subsidiaries (other than the Purchase), (y) a sale, lease or transfer of a material amount of assets of Seller or any of the Seller’s Subsidiaries or any reorganization, recapitalization or liquidation of Seller or any of its Subsidiaries or (z) any change in the present capitalization of Seller or any amendment or other change to its articles of incorporation or bylaws (except as permitted by the Purchase Agreement in connection with removing the prohibition on the Seller stockholders acting by written consent).

(b)     Prior to the Expiration Date, Shareholder shall not enter into any agreement or legally binding understanding with any person to vote or give instructions in any manner inconsistent with this Section 1.

2.     New Shares. Shareholder agrees that any shares of Seller Capital Stock that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Shareholder that are convertible into, or exercisable or exchangeable for, shares of Seller Capital Stock (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

3.     Transfer and Encumbrance. Other than pursuant to this Agreement, Shareholder agrees, during the period beginning on the date hereof and ending on the Expiration Date (as defined below), not to sell, transfer, exchange, pledge or otherwise dispose of or encumber (collectively, “Transfer”), other than by will or the laws of intestacy, any Shares or any New Shares (as defined in Section 1 hereof), or to discuss, negotiate, or make any offer or agreement relating thereto, other than to or with Buyer, in each case without the prior written consent of Buyer. Shareholder acknowledges that the intent of the foregoing sentence is to ensure that the Shares and any New Shares are voted in accordance with the terms hereof.

4.     No Class Claims. Shareholder hereby agrees not to commence or participate in, and use reasonable best efforts to, if requested by Buyer, take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, Parent, Seller or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement or the consummation of the Purchase, including any claim (i) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Purchase Agreement or (ii) alleging a breach of any fiduciary duty of the Seller Board in connection with the Purchase Agreement or the transactions contemplated thereby.

5.     Share Legends. If so requested by Buyer, and to the extent the Shares or New Shares are represented by certificates, Shareholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement. Subject to the terms of Section 1 hereof, Shareholder agrees that Shareholder will not Transfer certificated Shares or any certificated New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares. Shareholder shall instruct Seller to affix a legend to any certificates representing the Shares (upon a request for the Transfer of such Shares) and any New Shares (upon issuance) stating that such Shares or New Shares are subject to this Agreement. Shareholder shall cause Seller to further agree to make a notation on its records and give instructions to its transfer agent(s) for the Shares and any New Shares in order to implement the restrictions set forth in this Agreement.

6.     Representations and Warranties of Shareholder. Shareholder hereby represents, warrants and covenants to Buyer as follows:

(a)     If such Shareholder is not an individual, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby are within the powers of such Shareholder and have been duly authorized by all necessary action. If such Shareholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. Such Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes such Shareholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity. If such Shareholder is married and any of the Shares or New Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of, such Shareholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity.

(b)     The Shares are and the New Shares will be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) or owned of record by such Shareholder and/or one or more of such stockholder’s Affiliates. Such Shareholder has and will have good and valid title to such Shares and New Shares, free and clear of any encumbrances other than pursuant to this Agreement. As of the date hereof, such Shareholder’s Shares (and the applicable portion of the New Shares) constitute all of the shares of Seller Capital Stock beneficially owned or owned of record by such Shareholder and such Affiliates. Except as provided for herein, such Shareholder and certain Affiliates of such Stockholder collectively have sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (except with respect to Shares underlying restricted stock awards issued to directors of Seller), sole power to issue instructions with respect to the matters set forth in herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares and New Shares.

(c)     The execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations under this Agreement will not, (i) if such Shareholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Shareholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to such Shareholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Shareholder pursuant to, any Contract, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)     The execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC.

(e)     As of the date hereof, there is no Action pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)     No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or Seller in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder (other than as an officer or director of Seller).

(g)     Such Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by the Shareholders and the representations, warranties and covenants of the Shareholders contained herein. Such Shareholder understands and acknowledges that the Purchase Agreement governs the terms of the Purchase and the other transactions contemplated thereby.

7.     Shareholder Capacity. Shareholder is signing and entering into this Agreement solely in his, her or its capacity as a beneficial owner of the Shares and New Shares, if any. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall (i) limit or affect in any way any actions that may hereafter be taken by Shareholder in his, her or its capacity as an officer or director of Seller, including in exercising rights under the Purchase Agreement (including by voting to withdraw, amend or modify, or publicly propose or resolve to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of Seller’s Board of Directors that Seller Stockholders vote in favor of the adoption of the Purchase Agreement in accordance with the terms of the Purchase Agreement), and no such actions or omissions shall be deemed a breach of this Agreement, or (ii) be construed to prohibit, limit or restrict Shareholder from exercising his, her or its fiduciary duties as an officer or director to Seller or any of Seller’s Subsidiaries.

8.     Consents and Waivers. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Purchase under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

9.     Termination. This Agreement shall terminate and shall have no further force or effect as of the earliest to occur of (i) the Closing, (ii) the date the Board of Directors of Seller makes a Change of Recommendation in accordance with Section 5.7 of the Purchase Agreement, (iii) the date without Shareholder’s written consent, any amendment to the Purchase Agreement that (A) reduces the Purchase Price (including by amending Section 2.2 of the Purchase Agreement), (B) changes the form of the Purchase Price, (C) materially changes the definition of Excluded Liabilities (or any other change that would have a similar impact as changing the definition of Excluded Liabilities) or (D) materially changes the indemnification obligations of Seller set forth in the Purchase Agreement and (iv) the date the Purchase Agreement shall have been validly terminated pursuant to Article 7 thereof (earliest to occur of clauses (i), (ii), (iii) and (iv) of this Section 9, the “Expiration Date”); provided, however, that notwithstanding the foregoing, the provisions in Section 10 hereof shall survive in full force and effect following the consummation of the Purchase.

10.     Miscellaneous.

(a)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)      if to Buyer, to:

Corcentric Acquisition, LLC

2651 Warrenville Road

Suite 560

Downers Grove, IL 60515

Attention: Chief Financial Officer

Telephone No:

Facsimile No.:

Email:

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attention: Michael C. Labriola

Attention: Mark P. Holloway

Facsimile No.: (202) 973-8899

E-mail: mlabriola@wsgr.com

E-mail: mholloway@wsgr.com

(ii)     If to Shareholder, to the address set forth on the signature page hereto.

(b)     Certain Interpretations.

(i)     The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii)     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)     Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

(d)     Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign the rights and delegate its obligations hereunder to any wholly owned direct or indirect Subsidiary of Buyer so long as Buyer remains obligated to perform those obligations required to be performed by Buyer hereunder.

(h)     Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by all of the parties hereto.

(i)     Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(j)     Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

(k)    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(l)     Specific Performance and Other Remedies.

(i)     Specific Performance. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(ii)     Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(m)     Fees and Expenses.

(i)     Except as otherwise provided in the Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

(ii)     If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements from the opposing party or parties in such action or other preceding (in addition to any other relief to which the prevailing party may be entitled).

(n)     GOVERNING LAW. EXCEPT AS OTHERWISE PROVIDED HEREIN, All questions and/or disputes concerning the construction, validity and interpretation of this Agreement and the transactions contemplated hereby shall be governed by the internal laws, and not the law of conflicts, of the State of Delaware (except that the provisions of the laws of the State of Oregon shall apply with respect to any provisions set forth herein that are required to be governed by such laws or where such laws are otherwise mandatorily applicable to the transactions contemplated hereby). EACH PARTY HERETO hereby irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and agrees that any action involving any equitable or other claim shall be brought exclusively in the Delaware Court of Chancery. In the event that the Delaware Court of Chancery does not accept OR DOES NOT HAVE jurisdiction over any such action, EACH PARTY HERETO hereby irrevocably and unconditionally agrees that any such action then shall be brought exclusively in the United States District Court for the District of Delaware.

(o)     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(p)     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(q)     Purchase Agreement. Buyer acknowledges that Shareholder has been induced to enter into this Agreement based on the terms and conditions of the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Buyer:

CORCENTRIC ACQUISITION, LLC

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Shareholder:

By:
(Signature)

Name:
(Print Name)

Title:
(If Applicable)

Address:

Company Capital Stock Beneficially Owned:

Common Stock:

Preferred Stock:

Common Stock issuable upon the exercise of outstanding options, warrants or other rights:

[Signature Page to Support Agreement]